UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Caraustar Industries, Inc.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Caraustar Industries, Inc. The meeting will be held on Wednesday, May 19, 2004, at 10:00 A.M. at the Marietta Conference Center and Resort, 500 Powder Springs St., Marietta, Georgia.

The primary business of the meeting will be the election of directors, consideration of a proposal to approve our new Directors Equity Plan and the ratification of the selection of our independent public accountants, as more fully explained in the enclosed proxy statement.

During the meeting, we will also report to you on the condition and performance of Caraustar and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters that affect the interest of all shareholders.

We hope to see you on May 19, 2004. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest and support of Caraustar.

Sincerely yours,

CARAUSTAR INDUSTRIES, INC.

James E. Rogers Chairman of the Board	Thomas V. Brown President and Chief Executive Officer

PHONE 770•948•3101      •       P.O. BOX 115      •      AUSTELL, GA 30168-0115

3100 JOE JERKINS BOULEVARD      •      AUSTELL, GA 30106-3227

www.caraustar.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 19, 2004

The Annual Meeting of Shareholders of Caraustar Industries, Inc. (“Caraustar”) will be held on Wednesday, May 19, 2004, at 10:00 A.M., at the Marietta Conference Center and Resort, 500 Powder Springs St., Marietta, Georgia for the following purposes:

1.	To elect three Class III directors to serve until the 2007 Annual Meeting of Shareholders and one Class I director to serve until the 2005 Annual Meeting of Shareholders.

2.	To consider and act on a proposal to approve the Company’s 2004 Directors Equity Plan.

3.	To consider and act on a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 12, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

Marinan R. Mays Corporate Secretary and Manager, Administrative Services

April 7, 2004

PLEASE COMPLETE AND RETURN THE ENCLOSED APPOINTMENT OF PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR APPOINTMENT OF PROXY AND VOTE YOUR OWN SHARES.

PROXY STATEMENT

The following statement, first mailed on or about April 7, 2004, is furnished in connection with the solicitation by the Board of Directors of Caraustar Industries, Inc. (the “Company”) of proxy appointment forms to be used at the Annual Meeting of Shareholders of the Company to be held on May 19, 2004, at 10:00 A.M., at the Marietta Conference Center and Resort, 500 Powder Springs St., Marietta, Georgia, and at any adjournment or adjournments thereof.

Please complete, date and sign the accompanying proxy appointment form and return it to ensure that your shares are voted at the meeting. You may revoke the appointment of proxy at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation or a properly executed appointment of proxy of a later date, or by attending the meeting and electing to vote in person. All shares represented by valid proxy appointment forms received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will vote in favor of the election to the Board of Directors of the three Class III director nominees and the one Class I director nominee named in this Proxy Statement, the approval of the Company’s 2004 Directors Equity Plan and the proposal to ratify action taken by the Audit Committee of the Board of Directors in selecting Deloitte & Touche LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 2004.

The Company will bear the entire cost of preparing this Proxy Statement and of soliciting the enclosed proxy appointment forms. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxy appointment forms and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, either personally or by telephone, telegram or special letter.

March 12, 2004 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only record holders of shares of the Company’s common stock, $.10 par value (the “Common Shares”) at the close of business on March 12, 2004 will be entitled to notice of and to vote at the meeting.

The number of outstanding Common Shares entitled to vote as of the record date was 28,440,719. Each Common Share is entitled to one vote. In accordance with North Carolina law and the Company’s bylaws, a majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum for the election of directors, consideration of the new Directors Equity Plan and the ratification of the selection of accountants. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum.

With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. The proposals to consider the 2004 Directors Equity Plan and to ratify the selection of auditors will each be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Thus, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these three proposals.

SHARE OWNERSHIP

As of March 12, 2004, the only class of voting securities the Company had issued and outstanding was its Common Shares. On that date there were 28,440,719 Common Shares outstanding. The following table sets forth the names of, and the numbers and percentages of Common Shares beneficially owned as of March 12, 2004 by: (a) each person known to the Company to own beneficially 5% or more of the Company’s outstanding Common Shares; (b) each director and nominee; (c) each executive officer of the Company identified below in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. A “beneficial owner” of Common Shares is a person who has either the voting or investment power, or both, alone or shared with others, over such Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the Common Shares listed opposite his or her name, unless noted otherwise.

	Common Shares Beneficially Owned
Name and Address† of Beneficial Owner	Number(1)	Percent
Goldman Sachs Asset Management, L.P.(2) 32 Old Slip New York, NY 10005	3,073,366	10.8%

Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,804,681	6.3%

Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	1,651,200	5.8%

FMR Corp. et al.(5) 82 Devonshire Street Boston, MA 02109	1,525,702	5.4%

Thomas V. Brown(6)	250,033	*

Jimmy A. Russell	182,962	*

Russell M. Robinson, II(7)	124,874	*

Ralph M. Holt, Jr.	90,040	*

James L. Walden	77,762	*

Michael J. Keough(8)	52,500	*

Bob M. Prillaman	32,643	*

Ronald J. Domanico	21,800	*

James E. Rogers	16,994	*

Dennis M. Love	9,739	*

Robert J. Clanin	6,177	*

Daniel P. Casey	5,986	*

L. Celeste Bottorff	986	*

Directors and executive officers as a group (17 persons)	1,068,959	3.8%

†	Addresses are furnished only for each person known to the Company to own beneficially 5% or more of the Company’s outstanding Common Shares.

(1)	Includes the following shares subject to stock options exercisable within 60 days after March 12, 2004: Mr. Brown — 56,569; Mr. Russell — 40,177; Mr. Robinson — 8,000; Mr. Holt — 8,000; Mr. Walden — 37,475; Mr. Keough — 30,000; Mr. Prillaman — 4,375; Mr. Domanico — 12,500; Mr. Rogers — 8,000; Mr. Love — 5,000; Mr. Clanin — 3,000; directors and executive officers as a group — 309,942.

(2)	The amount and nature of shares beneficially owned are based on a Schedule 13G amendment filed with the Company on or about February 10, 2004. Of the shares reported, Goldman Sachs Asset Management reports sole voting power over 1,251,137 shares and sole dispositive power over 1,493,264. Goldman Sachs Asset Management disclaims beneficial ownership of any securities managed on its behalf by third parties.

(3)	The amount and nature of shares beneficially owned are based on a Schedule 13G amendment filed with the Company on or about February 6, 2004. Dimensional Fund Advisors reports these shares based on its role as investment adviser or manager to certain investment companies, trusts and accounts. It reports sole voting and dispositive power over all shares reported, but disclaims beneficial ownership of all such shares.

(4)	The amount and nature of shares beneficially owned are based on a Schedule 13G filed with the Company on or about February 13, 2004. Wellington Management Company reports these shares based on its role as investment adviser to certain clients. It reports shared voting power over 1,100,900 shares and shared dispositive power over 1,651,200 shares.

(5)	The amount and nature of shares beneficially owned are based on a Schedule 13G filed with the Company on or about February 17, 2004. FMR Corp. and the other reporting persons report for Fidelity Management & Research Company, a wholly owned subsidiary of FRM Corp. that serves as investment adviser to investment companies, including Fidelity Low Priced Stock Fund, which is the record holder of all shares reported. FMR Corp. and the other reporting persons report sole dispositive power over all 1,525,702 shares reported.

(6)	Includes 29,200 shares registered in the name of Mr. Brown’s wife.

(7)	Includes 46,890 shares registered in the name of Mr. Robinson’s wife.

(8)	Includes 10,500 shares held in a family living trust with Mr. Keough’s wife.

*	Denotes ownership of less than 1% of the Company’s Common Shares.

SHAREHOLDER RETURN

The following graph compares the cumulative total shareholder return on the Company’s Common Shares for the years 1999 through 2003 with (a) the cumulative total return of the S&P MidCap 400 and (b) the cumulative total return of a group of the Company’s peers consisting of Georgia-Pacific Corporation, International Paper Company, Louisiana-Pacific Corporation, MeadWestvaco Corporation and Weyerhaeuser Company. These peer companies were chosen because they are included in both the S&P 500 / Paper Products Index and the S&P 500 / Forest Products Index. Until 2002, the Company compared its cumulative total return to that of the S&P 500 / Paper & Forest Products Index. When Standard & Poors separated the Paper & Forest Products Index into the two separate indices in 2002, the Company began to compare its cumulative total return to the return of this group of peer companies.

All cumulative returns assume the investment of $100.00 in each of the Company’s Common Shares, the S&P Mid Cap and the S&P Paper & Forest Products Index on December 31, 1998 and assume the reinvestment of dividends.

ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors is divided into 3 classes (I, II and III). Directors are elected by class, generally for terms of three years. Effective June 12, 2003, the Board of Directors increased the size of the Board from nine to ten members as permitted by the Company’s bylaws, adding an additional Class I seat. The Board also appointed two new directors, one to fill the vacant Class III seat left by the resignation of director James H. Hance, Jr. in June 2003 and one to fill the new Class I seat. These new directors, Daniel P. Casey and L. Celeste Bottorff, must stand for election by the shareholders at the 2004 Annual Meeting. In addition, the term of office for the incumbent Class III directors expires at this Annual Meeting. The incumbent Class III directors, both of whom are nominated for re-election, are Robert J. Clanin and James E. Rogers.

It is intended that the persons named in the accompanying proxy appointment form will vote only for the three nominees for Class III director and the one nominee for Class I director, except to the extent authority to so vote is withheld with respect to one or more nominees. Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted for the election of a substitute nominee selected by the persons named in the proxy appointment form.

Director Information

Each continuing director and nominee’s name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the corporation in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company and directorships in other publicly held companies are set forth below. None of the following nominees or directors is related (as first cousin or closer) by blood, marriage or adoption to any other nominee, director or person who may be deemed to be an executive officer of the Company.

CLASS I DIRECTORS

(Incumbents to serve until 2005 Annual Meeting)

THOMAS V. BROWN (63), President and Chief Executive Officer, Caraustar Industries, Inc. Mr. Brown has served as President of the Company since January 1991 and as its Chief Executive Officer since October 1991. He has served as a director since April 1991. Prior to joining the Company, Mr. Brown served as the Vice President and General Manager, Industrial Packaging Division, of Jefferson Smurfit Corporation, a packaging company, from October 1986 through December 1990.

RALPH M. HOLT, JR. (72), Chairman and Chief Executive Officer, Holt Hosiery Mills, Burlington, North Carolina, a hosiery manufacturer. Mr. Holt has been a director of the Company since April 1986, and has been the Chairman and Chief Executive Officer of Holt Hosiery Mills since 1967. Mr. Holt also serves as a director and Vice Chairman of Mid Carolina Bank in Burlington, North Carolina.

DENNIS M. LOVE (48), President and Chief Executive Officer, Printpack Inc., Atlanta, Georgia, a manufacturer and converter of flexible packaging materials. Mr. Love was appointed a director in February 1999. Mr. Love also serves as a director of AGL Resources Inc.

(Nominee for election to serve until 2005 Annual Meeting)

L. CELESTE BOTTORFF (50), General Manager/Group Director Food Service Division, The Coca-Cola Company, Coca-Cola Fountain. Ms. Bottorff has held these positions with Coca-Cola since 2002. From 1996 to 2002, she was Senior Vice President/Marketing & Strategy for AHL Services, Inc., a leading provider of marketing fulfillment, customer service and merchandising services to Fortune 500 companies. Ms. Bottorff has been a director since June 2003.

CLASS II DIRECTORS

(Incumbents to serve until 2006 Annual Meeting)

MICHAEL J. KEOUGH (52), Senior Vice President and Chief Operating Officer, Caraustar Industries, Inc. Mr. Keough has been employed by the Company since March 4, 2002 and has served as a director since October 2002. Prior to joining the Company, Mr. Keough served as President and Chief Operating Officer of Gaylord Container Corporation in Deerfield, Illinois from April 2000 through March 1, 2002, and as Vice President of Container Operations of Gaylord Container from October 1993 through April 2000. In 2002, Gaylord Container Corporation merged with a subsidiary of Temple-Inland Inc.

BOB M. PRILLAMAN (71), Senior Vice President (Retired), Caraustar Industries, Inc. Mr. Prillaman served as Senior Vice President of the Company from 1980 until his retirement effective March 1, 1998 and has served as a director since 1980. Mr. Prillaman had been employed by the Company or its predecessors since 1969. Mr. Prillaman is also a director of United Community Bank.

RUSSELL M. ROBINSON, II (72), Attorney at Law, Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina, a law firm. Mr. Robinson has been engaged in the private practice of law since 1956 and is a shareholder and officer of the firm of Robinson, Bradshaw & Hinson, P.A. Mr. Robinson has been a director of the Company since December 1992, and served as Chairman of the Board of Directors of the Company from April 1995 until July 2003. Mr. Robinson also serves as a director of Cadmus Communications Corporation. Robinson, Bradshaw & Hinson, P.A. is the Company’s principal outside legal counsel. The firm performed legal services for the Company during the last fiscal year, and it is anticipated that the firm will continue to do so during the current fiscal year.

CLASS III DIRECTORS

(Nominees for election to serve until 2007 Annual Meeting)

DANIEL P. CASEY (61), Vice Chairman and Chief Financial Officer (Retired), Gaylord Container Corporation, a major integrated producer of brown paper packaging products. In 2002, Gaylord Container Corporation merged with a subsidiary of Temple-Inland Inc. Mr. Casey served as Vice Chairman of the Board of Directors and Chief Financial Officer of Gaylord Container Corporation from 2000 until his retirement in 2002. From 1987 until 2000, he served as Executive Vice President and Chief Financial Officer of Gaylord Container Corporation. Mr. Casey also serves as a director of Amcol International.

ROBERT J. CLANIN (60), Senior Vice President and Chief Financial Officer (Retired), United Parcel Service. Mr. Clanin served as Senior Vice President and Chief Financial Officer of United Parcel Service from 1994 until his retirement on January 1, 2001. Mr. Clanin has served as a director of United Parcel Service since 1996. Mr. Clanin also serves as a director of CP Ships Limited, the John H. Harland Company and Serologicals Corporation, and as Chairman of the Board of Directors of Overseas Partners Ltd.

JAMES E. ROGERS (58), President, SCI Investors Inc., Richmond, Virginia, a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company. From 1991 to 1993, Mr. Rogers served as President and Chief Executive Officer of Specialty Coatings International, Inc., a manufacturer of specialty paper and film products. Prior to that time, Mr. Rogers was Senior Vice President, Group Executive of James River Corporation, a paper and packaging manufacturer. Mr. Rogers has been a director of the Company since November 1993. Mr. Rogers also serves as a director of Wellman, Inc., Owens & Minor, Inc., Chesapeake Corporation, Cadmus Communications Corporation and Ethyl Corporation.

Board of Director Meetings

The Board of Directors held five regularly scheduled meetings during 2003 and one special meeting via teleconference. The Board typically schedules a meeting in conjunction with the Company’s annual meeting of shareholders and expects that all directors will attend the annual meeting absent a schedule conflict or other valid reason. All of our directors except Mr. Hance and Mr. Robinson attended the 2003 Annual Meeting.

The Company’s independent directors meet in regularly scheduled executive sessions without management present. Mr. Rogers, the Chairman of the Board, presides over these sessions.

Director Independence

The Board has determined that none of the Company’s directors other than Mr. Brown and Mr. Keough (both members of management) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of new NASDAQ rules that take effect as of the upcoming Annual Meeting.

All of the members of our Audit Committee, Compensation and Employee Benefits Committee and Nominating and Corporate Governance Committee are independent directors under these standards. In addition, the Board has determined that the members of the Audit Committee meet the heightened standards of independence under the Securities Exchange Act of 1934 applicable to members of an audit committee.

Board Committees

The Board currently has four standing committees: an Audit Committee, a Compensation and Employee Benefits Committee, a Nominating and Corporate Governance Committee and an Executive Committee. All of these committees other than the Executive Committee are comprised solely of independent directors. The charters for the Audit Committee, Compensation and Employee Benefits Committee and Nominating and Corporate Governance Committee are posted on our website. The Executive Committee does not have a charter.

Mr. Casey, Mr. Clanin (chairman) and Mr. Holt serve on the Audit Committee. The Audit Committee reviews the results and scope of the annual audit of the Company’s financial statements and the services provided by the Company’s independent accountants and oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes, its systems of internal control, compliance with legal and regulatory requirements and the independent auditor’s qualifications and independence. The Audit Committee met eight times in 2003. Additional information regarding the Audit Committee is set forth below under “Appointment of Independent Public Accountants.”

Ms. Bottorff, Mr. Love (chairman) and Mr. Holt serve on the Compensation and Employee Benefits Committee. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of the Company and administers the Company’s equity compensation plans. The Compensation and Employee Benefits Committee met five times in 2003.

Mr. Clanin, Mr. Robinson (chairman), and Mr. Rogers serve on the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee recommends nominees for election to the Board of Directors and advises on other matters of organizational structure and corporate governance. The Nominating and Corporate Governance Committee met one time in 2003.

Director Nominations

The purpose of the Nominating Committee is, among other things, to determine the appropriate composition of the Board and assist the Board in identifying qualified candidates to become Board members. The Nominating Committee is to discharge these responsibilities by making recommendations to the Board regarding the size and composition of the Board and the criteria for selecting Board candidates. The Nominating Committee is also charged with overseeing the search for qualified Board candidates (including the evaluation of candidates suggested by shareholders or otherwise) and recommending to the Board the director nominees to be presented for shareholder approval at each annual meeting of shareholders and any candidates to fill Board vacancies that arise between annual meetings.

New Board candidates are typically examined by a screening and interview process that includes meetings with senior management and independent directors who are available to represent the Nominating Committee or the Board (such as the Chairman of the Board). Although the Nominating Committee is not obligated to consider, or give particular weight to, any minimum criteria when considering potential director candidates, the Nominating Committee generally considers a number of factors, such as the candidate’s relevant training and business experience, the candidate’s independence from management, the candidate’s integrity, character, and capacity for exercising leadership and mature judgment, the candidate’s potential fit with the size and composition criteria established for the Board, and the nature of the candidate’s other commitments. When current Board members are considered for re-nomination, they are not required to re-interview, but the Nominating Committee considers the prior contribution of those directors and whether that director’s re-election would be consistent with the Nominating Committee’s recommendations regarding the size and composition of the Board and its committees and with applicable NASDAQ and SEC regulatory requirements.

Article III, Section 3 of the Company’s bylaws sets forth the process by which shareholders may submit nominations of director candidates for consideration at the Company’s annual meeting. See “Proposals for 2005 Annual Meeting of Shareholders” for more information regarding this process. Any shareholder candidates nominated in accordance with this process will be considered and evaluated by the Nominating Committee in accordance with the Nominating Committee’s charter and the process described above for all new Board candidates.

With respect to the directors standing for election at this Annual Meeting, all are incumbents standing for re-election, except Ms. Bottorff, who was appointed to fill a vacancy created by an expansion of the size of the Board, and Mr. Casey, who was appointed to fill a vacancy created by the resignation of Mr. Hance from the Board. Ms. Bottorff was identified and recommended to the Nominating Committee and the Board through a paid third party search firm that furnished names of several potential candidates for the position filled by Ms. Bottorff. Mr. Casey was identified and recommended to the Nominating Committee and the Board by Mr. Keough, the Company’s Chief Operating Officer, based on an evaluation of Mr. Casey’s qualities and capabilities derived from Mr. Keough’s previous work experience with Mr. Casey at another company. The Nominating Committee may continue to use paid third party search firms as it deems necessary for the identification of future director candidates.

Director Compensation

Each director who is not an employee of the Company is paid (in quarterly installments) an annual retainer fee of $20,000 for serving as a director. Our non-executive Chairman of the Board is paid an annual retainer fee of $55,000. Under the Company’s 1996 Directors Equity Plan, half of these annual retainers have been paid in Common Shares, and each non-employee director has received an annual grant of options to purchase 1,000 Common Shares valued at the closing price of the Common Shares on the last business day preceding the date of grant. The 1996 Directors Equity Plan will be replaced by the 2004 Directors Equity Plan if the latter is approved at the Annual Meeting. The chairmen of the Audit Committee, Compensation and Employee Benefits Committee, the Nominating and Corporate Governance Committee and Executive Committee also receive an annual retainer fee of $3,500. Additionally, all directors who are not employees of the Company are paid a fee of $1,500 per meeting for attending meetings of the Board of Directors, $500 for participation in a telephonic Board meeting, $1,000 per committee meeting attended and $250 per committee meeting by telephone conference. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Shareholder Communications

Any shareholder who wishes to communicate with our Board of Directors, or one or more individual directors, can write to them at this address:

Caraustar Industries, Inc.

Board of Directors Communications

c/o Internal Auditor, Jonathan Corley

3100 Joe Jerkins Boulevard

Austell, Georgia 30106

Your letter should indicate that you are a shareholder. The Board has instructed the internal auditor to promptly forward all communications so received to the full Board or the individual Board member or members to whom the communications are addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were complied with, except that the initial ownership report for one executive officer, Thomas C. Dawson, Jr., was filed late due to an administrative error.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Company’s Compensation and Employee Benefits Committee (the “Compensation Committee”) considers and makes recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer, sets and adjusts salaries for the Company’s other officers, and administers the Company’s equity compensation plans. Set forth below is the Compensation Committee’s report on its actions and policies with regard to the compensation of Thomas V. Brown, the Company’s Chief Executive Officer, and the Company’s executive officers generally.

Compensation Policies.    The Compensation Committee’s policies with regard to senior officer compensation are (1) to pay appropriate base salaries based on reviews of base salaries paid to executives in comparable companies and evaluations of individual responsibilities and performance, (2) to provide long-term incentives and encourage investment in the Company’s shares by granting stock options and other stock-based awards, and (3) to tie compensation to Company performance through an annual incentive bonus plan. The Compensation Committee regularly reviews compensation paid to executives in other comparable companies and uses surveys produced by Hewitt Associates and the Forest Products Industry Compensation Association as its principal resources in this regard.

Base Salary.    Base salary is a primary component of the Company’s officer compensation arrangements. Executive officer salaries are administered by the Compensation Committee to ensure they remain competitive with those of companies of comparable revenues and similar industries. As stated above, the Company periodically engages compensation consultants and surveys industry data for this purpose. Based on its review of the survey data, the Compensation Committee approved base salary increases for 2003 of between 2.8% and 8% for the Company’s executive officers, including Mr. Brown, who received a 3% increase in base salary.

Long-Term Incentives.    The Compensation Committee believes that share ownership by executives is important to align the interests of executives with those of the shareholders. The Committee has discretionary authority to issue stock options to certain employees. In addition, the Company’s 2003 Long-Term Equity Incentive Plan provides for the grant of stock option awards and awards of restricted stock, including restricted stock that is subject to, or on which the restrictions lapse based on, the attainment of measurable, pre-established Company performance goals.

A total of 117 key employees were eligible to receive stock-based awards in 2003 under the 2003 Long-Term Equity Incentive Plan. Some key employees received stock options, while others received stock options and performance accelerated restricted stock (“PARS”) awards. A total of 232,600 stock options and 229,900 PARS were granted. The stock options have exercise prices per share not less than 100% of the fair market value of the Common Shares on the date of grant. The PARS will vest on the 7th anniversary of the date of grant, but will vest early if, at any time after the 1st anniversary of the date of grant, the closing price of the Common Shares is at or above $13.00 per share for each of 20 consecutive trading days.

Annual Bonus.    The 2003 Senior and Key Manager Incentive Compensation Plans provided for an annual bonus for 2003 contingent on Company performance. Approximately 117 executives were eligible for a bonus in 2003. Each year the Compensation Committee establishes a formula pursuant to which the amount of the bonuses for that year is to be determined, based on some measure or measures of Company performance. Additionally, a bonus, not to exceed a maximum of 10% of salary, is payable upon the individual participants’ achievement of pre-determined personal performance objectives. For 2003, bonuses depended in part on the extent to which the Company achieved certain target levels of Income from Operations or Earnings per Share. The Company did not achieve its threshold target goals for 2003 due to unexpected market conditions, including raw materials and energy pricing. Bonuses were payable, however for the successful completion of specific personal performance objectives. These bonuses ranged from 0 to 10%. Mr. Brown’s bonus was 8%.

Corporate Tax Considerations.    Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting as an expense for tax purposes the amount by which compensation paid to any of the Company’s chief executive officer or four other most highly compensated executive officers exceeds $1,000,000, unless such compensation qualifies as “performance-based.” Although the current cash compensation levels of the Company’s executives generally remain well below the $1,000,000 limit, the Compensation Committee has considered the implications of Section 162(m) in implementing the Company’s equity incentive plans and intends that the stock option component of compensation payable under the 2003 Long-Term Equity Incentive Plan will qualify as “performance-based” compensation that is exempt from the Section 162(m) deduction limitations.

COMPENSATION COMMITTEE:

Dennis M. Love, Chairman

L. Celeste Bottorff

Ralph M. Holt, Jr.

Compensation Committee Interlocks and Insider Participation

During 2003, no member of the Compensation and Employee Benefits Committee was an employee or officer of any company that had an officer of the Company as a director.

Summary Compensation Table

The following table sets forth information concerning the compensation for the years ended December 31, 2001, 2002 and 2003 for those persons who were, at December 31, 2003, the chief executive officer of the Company and the Company’s four other most highly compensated executive officers (collectively, the “Named Officers”).

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Thomas V. Brown	2003	$615,000	$49,200	$110,890	(2)	13,000	(3)	$7,105	(4)
President and Chief	2002	$600,000	$60,000	—		7,000	(3)	$6,614	(4)
Executive Officer	2001	$594,500	$0	—		0		$6,000	(4)

Michael J. Keough (5)	2003	$465,000	$37,200	$102,360	(2)	16,000	(3)	$20,470	(4)
Senior Vice President	2002	$375,000	$45,000	—		60,000	(3)	$130,879	(4)

James L. Walden (6)	2003	$360,727	$18,036	—		—		$6,355	(4)
Vice President	2002	$352,394	$35,239	—		7,000	(3)	$5,864	(4)
	2001	$350,135	$0	—		4,897	(3)	$5,100	(4)

Ronald J. Domanico (7)	2003	$348,500	$31,365	$76,770	(2)	12,000	(3)	$6,000	(4)
Vice President & Chief	2002	$85,000	—	—		50,000	(3)	$26,521	(4)
Financial Officer

Jimmy A. Russell	2003	$337,784	$27,023	$76,770	(2)	9,000	(3)	$6,000	(4)
Vice President	2002	$316,701	$31,670	—		7,000	(3)	$5,500	(4)
	2001	$314,188	$0	—		4,359	(3)	$5,100	(4)

(1)	Certain amounts may have been expended by the Company that may have had value as a perquisite or personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of any Named Officer for the fiscal year reported.

(2)	This amount represents the value of restricted Common Shares granted on September 1, 2003, based on a closing price of $8.53 per share. These restricted Common Shares will vest on the 7th anniversary of the date of grant unless, at any time after the 1st anniversary of the date of grant, the closing price of the Common Shares is at or above $13.00 per share for each of 20 consecutive trading days. If that occurs, these restricted shares will vest immediately. Dividends will be paid on these restricted Common Shares as and when they are paid on other Common Shares. As of December 31, 2003, the market value of restricted Common Shares held by the Named Officers (based on a closing price of $13.80 on December 31, 2003) was: for Mr. Brown, $280,237; for Mr. Keough, $165,600; for Mr. Walden, $0; and for each of Mr. Domanico and Mr. Russell, $124,000.

(3)	This amount represents traditional options with exercise prices per share not less than 100% of the fair market value of the Common Shares on the date of grant.

(4)

The reported amount includes the following employer matching contributions under the Company’s 401(k) plan: for Mr. Brown, $6,000 in 2003, $5,500 in 2002 and $5,100 in 2001; for Mr. Keough, $6,000 in 2003; for Mr. Walden, $6,000 in 2003, $5,500 in 2002 and $5,100 in 2001; for Mr. Domanico, $6,000 in 2003 and $850 in 2002; and for Mr. Russell, $6,000 in 2003, $5,500 in 2002 and $5,100 in 2001. The reported amount also includes $129,765 and $25,671 for relocation expenses paid by the Company in 2002 for Mr. Keough and Mr. Domanico, respectively, and $13,365 for relocation expenses paid for Mr. Keough in 2003. The balance represents the portion of term life and travel accident insurance premiums paid by the Company for Mr. Brown and Mr. Keough and travel accident insurance premiums paid by the Company for Mr. Walden, in each case on terms not otherwise available to all salaried employees.

(5)	Mr. Keough joined the Company as Senior Vice President and Chief Operating Officer in March 2002.

(6)	Mr. Walden intends to resign as an executive officer effective July 1, 2004. See “-Employment Agreements.”

(7)	Mr. Domanico joined the Company as Vice President and Chief Financial Officer in October 2002.

Option Grants Table

The following table sets forth certain information concerning grants of stock options to the Named Officers during the year ended December 31, 2003.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ / SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5% ($)	10% ($)
Thomas V. Brown	13,000	(1)	5.43%	$8.17	2013	$66,795	$169,271
Michael J. Keough	16,000	(1)	6.68%	$8.17	2013	$82,209	$208,334
James L. Walden	—		—	—	—	—	—
Ronald J. Domanico	12,000	(1)	5.01%	$8.17	2013	$61,657	$156,251
Jimmy A. Russell	9,000	(1)	3.76%	$8.17	2013	$46,243	$117,188

(1)	These amounts represent the number of Common Shares underlying grants of options priced at not less than 100% of market value on the date of grant. The options were granted under our 2003 Long-Term Equity Incentive Plan. Each award vests in 25% increments over four years.

Option Exercises and Year-End Value Table

The following table sets forth certain information concerning options exercised by, and unexercised options held by, the Named Officers as of December 31, 2003.

Aggregated Option Exercises in Last

Fiscal Year and FY-End Option Value

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas V. Brown	0	0	54,902	25,222	$23,625	$96,815
Michael J. Keough	0	0	15,000	61,000	$77,250	$321,830
James L. Walden	3,500	$19,425	36,003	14,344	$6,696	$33,676
Ronald J. Domanico	0	0	12,500	49,500	$67,500	$270,060
Jimmy A. Russell	0	0	35,498	21,988	$29,586	$83,242

(1)	The fair market value used for computations in this column was $13.80, which was the closing market price of the Company’s Common Shares on December 31, 2003.

Equity Compensation Plan Information

The table below contains information about the compensation plans and individual compensation arrangements that were in place as of December 31, 2003 under which we have equity securities authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,989,215	(1)	$17.62	3,544,940	(2)
Equity compensation plans not approved by security holders	110,000	(3)	$8.54	—

Total	2,099,215		$17.14	3,544,940

(1)	This amount represents (i) 214,163 Common Shares issuable upon the exercise of options outstanding under our 1993 Key Employees’ Share Ownership Plan, (ii) 49,000 Common Shares issuable upon the exercise of options outstanding under our 1996 Directors Equity Plan, (iii) 1,493,452 Common Shares issuable upon the exercise of options outstanding under our 1998 Key Employee Incentive Compensation Plan and (iv) 232,600 Common Shares issuable upon the exercise of options outstanding under our 2003 Long-Term Equity Incentive Plan.

(2)	There are no securities available for future issuance under the 1993 Key Employee Share Ownership Plan or 1998 Key Employee Incentive Compensation Plan, both of which have been terminated. An aggregate of 7,440 Common Shares are available for future issuance under the 1996 Directors Equity Plan and an aggregate of 3,537,500 are available for future issuance under the 2003 Long-Term Equity Incentive Plan.

(3)	This amount represents Common Shares issuable upon the exercise of options granted to Mr. Keough and Mr. Domanico in March 2002 and October 2002, respectively, in connection with their hiring.

As required by the letter agreement establishing the terms and conditions of Mr. Keough’s employment, the Company granted to Mr. Keough options to purchase 60,000 restricted Common Shares at an exercise price equal to the fair market value of the Common Shares on his date of hire, or $8.65. These options, which expire in 2012, are subject to vesting at a rate of 25% per year over a four-year period.

Similarly, as required by the letter agreement establishing the terms and conditions of Mr. Domanico’s employment, the Company granted to Mr. Domanico options to purchase 50,000 restricted Common Shares at an exercise price equal to the fair market value of the Common Shares on his date of hire, or $8.40. These options also expire in 2012 and are subject to vesting at a rate of 25% per year over a four-year period.

Retirement Plans

Substantially all of the Company’s employees participate in a non-contributory defined benefit pension plan. The pension plan provides for retirement, disability and death benefits. Employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits generally equal to .75% of average annual compensation, multiplied by number of years of credited service. Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last 10 consecutive plan years of an employee’s participation in the plan. Average annual compensation is defined as an employee’s gross wages, excluding fringe benefits (salary and bonus columns of the Summary Compensation Table). Prior to April 1, 2000, when the annual benefit formula was changed to the formula described above, the annual benefit was calculated as follows: 1.35% times average annual compensation, multiplied by the number of years of credited service (not greater than 33 years), less .65% of final average annual compensation (defined as average annual compensation for the last three consecutive calendar years preceding retirement, up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). The new formula removed the offset to social security and the 33-year service cap for all salaried and hourly non-bargained employees covered in the plan. Benefit accruals under the old formula through March 31, 2000 were frozen and participants age 50 with 10 or more years of service became entitled to receive the greater of the benefit provided under the old formula or the new formula.

The Company also maintains a Supplemental Executive Retirement Plan, or SERP, which supplements the Company’s pension plan benefits by providing to certain highly compensated employees the additional retirement benefits to which they otherwise would be entitled under the Company’s pension plan in the absence of certain limitations imposed by the Internal Revenue Code. The additional benefits payable under the SERP will be based on the pension plan formula as in effect prior to April 1, 2000, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service.

The following table shows the estimated annual benefits payable upon retirement to employees participating in the Company’s non-contributory defined benefit pension plan and entitled to the greater of the benefit provided under the old formula or the new formula, as supplemented by the SERP, at specified compensation levels and years of service:

Combined Retirement Plans Estimated Annual Benefits

Average Annual Compensation	Credited Years of Service
	10	15	20	25	30	35	40	45
150,000	17,240	25,860	34,480	43,100	51,720	60,350	68,970	77,590
200,000	23,990	35,990	47,980	59,980	71,970	83,970	95,970	107,960
250,000	30,740	46,110	61,480	76,850	92,220	107,600	122,970	138,340
300,000	37,490	56,240	74,980	93,730	112,470	131,220	149,970	168,710
350,000	44,240	66,360	88,480	110,600	132,720	154,850	176,970	199,090
400,000	50,990	76,490	101,980	127,480	152,970	178,470	203,970	229,460
450,000	57,740	86,610	115,480	144,350	173,220	202,100	230,970	259,840
500,000	64,490	96,740	128,980	161,230	193,470	225,720	257,970	290,210
550,000	71,240	106,860	142,480	178,100	213,720	249,350	284,970	320,590
600,000	77,990	116,990	155,980	194,980	233,970	272,970	311,970	350,960
650,000	84,740	127,110	169,480	211,850	254,220	296,600	338,970	381,340

At December 31, 2003, the estimated credited years of service and average annual compensation under the retirement plans for each of the Named Officers were as follows: Thomas V. Brown, 41 years and $642,392 (credited years of service include term of service with former employer in accordance with Mr. Brown’s employment agreement); Mr. Keough, 27 years (credited years of service include term of service in industry in accordance with Mr. Keough’s employment letter agreement) and $482,727; Mr. Walden, 11 years and $378,941; Mr. Domanico, 1 year and $346,800; and Mr. Russell, 29 years and $329,256.

Employment Agreements

The Company entered into an employment agreement, effective January 1, 1991, with Thomas V. Brown. The employment agreement established Mr. Brown’s initial annual base salary at $350,000 and provides that subsequent increases in his base salary are to be determined by the Compensation and Employee Benefits Committee. Pursuant to the employment agreement, the Company granted to Mr. Brown options to purchase 120,000 Common Shares at $4.00 per share, which were to expire January 1, 2001, and which were subject to vesting at a rate of 20% per year over a five-year period. All of these options have been exercised. Also pursuant to the employment agreement, the Company has provided Mr. Brown with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, an annual $5,000 allowance for financial planning and tax preparation services and travel and accident insurance in the amount of $1,000,000.

Mr. Brown’s employment agreement runs for an indefinite term, but may be terminated by the Company or Mr. Brown with or without cause upon 60 days’ prior notice. Certain terms of the agreement (i) providing for one year’s severance pay to Mr. Brown in the event of his termination by the Company without cause and (ii) prohibiting Mr. Brown from competing with the Company for one year following his voluntary termination of employment with the Company expired in 1996.

On February 13, 2002, the Company entered into a letter agreement with Michael J. Keough setting forth certain terms and conditions of his employment. The letter agreement established Mr. Keough’s initial annual base salary at $450,000 and provides that subsequent increases in his base salary are to be determined by the Board. It also provides for an annual bonus for 2002 and 2003 at least equal to 10% and 20%, respectively, of Mr. Keough’s base salary. Pursuant to the letter agreement, the Company has provided Mr. Keough with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, relocation expenses, an annual allowance for financial planning services, and 25 years of credit for service in the industry for purposes of the Company’s short-term disability plan and the SERP, with immediate participation (and with the total benefit payable under the SERP to be offset by payments from qualified plans of prior employers). The Company also agreed in the letter agreement to nominate Mr. Keough to the Board and to make the grant of stock options described above.

Mr. Keough’s employment under the letter agreement runs for an indefinite term. If his employment is terminated other than upon his death or disability or for cause, as defined in the agreement, or upon a change in control of the Company, the agreement provides that he will be entitled to a severance benefit equal to at least 12 months’ base salary and benefits.

On October 1, 2002, the Company entered into a letter agreement with Ronald J. Domanico setting forth certain terms and conditions of his employment. The letter agreement establishes Mr. Domanico’s initial annual base salary at $340,000 and provides that subsequent increases in his base salary are to be determined by the Board. Pursuant to the letter agreement, the Company has provided Mr. Domanico with membership in a country club (with annual expenses capped at $10,000), a relocation allowance of $40,000, an annual allowance for financial planning services, immediate participation in the SERP, a supplemental long-term disability plan to ensure the replacement of at least 75% of his salary in the event of a qualifying disability, and ten years of service credit for purposes of the Company’s short-term disability plan.

Mr. Domanico’s employment under the letter agreement runs for an indefinite term. If his employment is terminated other than upon his death or disability or for cause, as defined in the agreement, the agreement provides that he will be entitled to a severance benefit equal to at least 12 months’ base salary and benefits.

The Company entered into an employment agreement with James L. Walden on January 25, 1993 to establish Mr. Walden’s compensation during the first year of his employment. Under the employment agreement, Mr. Walden’s base salary for his first year of employment was set at $250,000, with future increases to be determined by the Compensation and Employee Benefits Committee. The agreement also provided Mr. Walden with a guaranteed minimum bonus of 10% of his base salary for the first year and provided that Mr. Walden was eligible for immediate participation in the 1993 Key Employees’ Share Ownership Plan and the Company’s Incentive Bonus Plan. Pursuant to the employment agreement, the Company granted Mr. Walden options to purchase 20,000 shares of Common Stock at $17.75, the fair market value of such shares on the date of grant.

These options expired on February 5, 2003 and were subject to vesting at a rate of 20% per year over a five-year period. Options for these 20,000 shares were fully vested as of February 5, 1998, and 4,000 were exercised before they expired. Under the agreement, the Company also has provided Mr. Walden with term life insurance in an amount equal to two times his annual base salary, travel and accident insurance in the amount of $500,000, an annual $5,000 allowance for financial planning and tax preparation services and an allowance for local country club dues.

The Company has agreed in principle with Mr. Walden, subject to review and execution of final documents, to provide Mr. Walden with certain benefits in connection with his recently announced resignation as an executive officer of the Company, which will take effect July 1, 2004. Pursuant to this agreement in principle, Mr. Walden will continue to be employed by the Company, and the Company will continue to provide Mr. Walden with the annual salary in effect for him immediately prior to his resignation, until July 1, 2005. During this salary continuation period, he will also continue receiving many of the welfare and pension benefits to which he was previously entitled, except that he will not accrue vacation, participate in the SERP or receive the benefits of his change-in-control severance agreement with the Company. The welfare benefits will terminate, however, if he becomes covered by another employer’s group medical plan during the continuation period. The agreement in principle provides for Mr. Walden to receive a special payment of $215,000 in consideration for his relinquishing any rights under the SERP or his change-in-control severance agreement, and provides that Mr. Walden may elect to receive executive outplacement services provided by the Company or, in lieu thereof, a cash payment of $25,000. In addition, Company will pay the cost of Mr. Walden’s health insurance continuation coverage under COBRA for up to 18 months after July 1, 2005, so long as Mr. Walden remains eligible for the coverage. All stock options granted to Mr. Walden prior to April 5, 2004 will continue to vest through July 1, 2005 and continue to be exercisable in accordance with their terms. Any remaining options that will not be vested as of July 1, 2005 (approximately 1,000) will be cancelled in exchange for a cash payment to Mr. Walden representing the “in the money” value of such options, if any, as of July 1, 2005.

During the salary continuation period ending July 1, 2005, the agreement in principle provides that Mr. Walden will be prohibited from becoming an officer or principal of an entity in direct competition with the primary business and sales activities of the Company’s Custom Packaging Group (excluding the corrugated packaging portion of this business) and from soliciting any customers currently being supplied packaging products and services by the Company’s Custom Packaging Group for purposes of providing them similar products from a competitive entity.

Change in Control Severance Agreements

The Company has a change in control severance agreement with each of the Named Officers and the Company’s other executive officers in order to ensure their continued service in the event of a change in control of the Company. Each of the agreements provides that the individual will receive a severance benefit upon the termination of his or her employment without cause, or voluntarily for good reason, within two years after a change in control. The severance benefit is equal to the lesser of (i) two years’ base salary or (ii) the highest amount that would not result in any “excess parachute payment” under federal tax laws. The individual will also receive the amount of any compensation he or she has previously earned, including compensation that has been deferred pursuant to a non-tax-qualified plan.

In exchange for these benefits, each of the covered individuals has agreed not to voluntarily terminate employment with the Company between the date on which a change in control is announced and the date on which it is either consummated or abandoned.

The agreements have no fixed expiration but can be cancelled by the Company upon one year’s notice.

APPROVAL OF 2004 DIRECTORS EQUITY PLAN

The following summary of the new Caraustar Industries, Inc. 2004 Directors Equity Plan is qualified in its entirety by reference to the text of the plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose and Eligibility

The Board has adopted the 2004 Directors Equity Plan to assist the Company in attracting, motivating and retaining outside directors and to promote the creation of long-term value for the Company’s shareholders by closely aligning the interests of these directors with those of the shareholders. Awards under the plan may be in the form of Common Share purchase options, stock appreciation rights (“SARs”), restricted stock, deferred stock or other awards based on the Common Shares, or a combination of any of these.

Only directors who are not employees of the Company are eligible to participate in the Directors Equity Plan. There are currently eight non-employee directors on the Board.

Shares Available for Issuance

An aggregate of 125,000 Common Shares are authorized for issuance under the Directors Equity Plan. Of this number, an aggregate of 50,000 Common Shares may be delivered in connection with “full-value awards.” A full-value award is an award other than an option, SAR or other award for which the director pays the intrinsic value, either directly or by forgoing a right to receive a cash payment from the Company. Both aggregate numbers are subject to adjustment for stock splits, stock dividends, and selected other types of recapitalizations, including mergers. If Common Shares are delivered in settlement of more than 50,000 full-value awards, the aggregate number of Common Shares authorized for issuance under the plan will be reduced by two Common Shares for each Common Share so delivered. Common Shares delivered under the Directors Equity Plan will be issued by the Company from authorized but previously unissued Common Shares.

In calculating the maximum number of Common Shares issuable under the Directors Equity Plan, the following rules will apply:

•	If an award under the plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery to the director of the full number of Common Shares to which the award related, those Common Shares will again be available for awards.

•	Common Shares delivered with restrictions that are later forfeited will again be available for awards.

•	Common Shares received or withheld by the Company in connection with payments for the exercise of stock options or the payment of withholding taxes will again be available for awards.

The Compensation and Employee Benefits Committee, as administrator of the plan, may also adopt other counting procedures to ensure appropriate calculations and avoid double counting (for example, in connection with combination or substitute awards).

Term of Plan

The Directors Equity Plan will not take effect until the date on which it is approved by the shareholders. No awards will be made under the plan until that date. After shareholder approval, plan awards may be made so long as authorized Common Shares are available for issuance under the plan, but not later than May 19, 2014.

Administration

A committee of two or more non-employee directors, which initially will be the Compensation and Employee Benefits Committee of the Board, will administer the Directors Equity Plan. The Committee’s responsibilities as the plan administrator include:

•	granting awards under the plan;

•	determining the terms and conditions of awards and award agreements;

•	making rules and regulations for the plan;

•	construing and interpreting the plan and award agreements;

•	correcting defects and omissions and reconciling any inconsistencies in the plan and award agreements; and

•	making all other decisions and determinations that the Committee thinks are necessary or advisable for administration of the plan.

In carrying out these functions, the Committee will have full and final authority, subject to the provisions of the plan, and actions and determinations of the Committee will be final and binding on all persons, including the Company, participant directors and their beneficiaries and successors.

The Committee may delegate any administrative function to officers or employees of the Company, subject to applicable law, and may appoint agents to assist it in administering the plan. In addition, the Board may perform any function of the Committee as plan administrator.

The Committee will make awards and otherwise administer the plan so that each transaction with a director under the plan is exempt from short-swing profit liability under the Securities Exchange Act of 1934.

Award Types

The Committee may grant awards under the Directors Equity Plan in any of the following forms, or in a combination of any of them.

Options.    An option award is the right to purchase Common Shares or other awards at a specified price (called the “exercise price”) during specified time periods. In general, Common Share purchase options awarded under the Directors Equity Plan will have an exercise price at least equal to the fair market value of Common Shares on the date the options are granted. The only exception will be for options awarded in connection with the surrender by a director of other awards under the Directors Equity Plan or another of the Company’s benefit plans. In that situation, the Committee may apply the in-the-money or fair value of the surrendered award to reduce the exercise price of options granted under the plan. Options will have a term of up to ten years, as determined by the Committee.

The Committee will determine the time or times at which an option may be exercised and the circumstances under which it may be exercised, including the achievement of performance goals or future service requirements. The Committee will also determine the methods and form of payment of the exercise price. For example, the exercise price may be paid with cash, Common Shares, or other awards under this plan or other plans. In addition, the Committee will determine the methods or forms in which Common Shares will be delivered or deemed delivered in satisfaction of options, including by deferred delivery of Common Shares representing the option “profit” (i.e., the difference between the exercise price and the fair market value of the Common Shares on the date of exercise).

SARs.    A SAR gives the director to whom it is awarded the right to receive, upon exercise of the SAR, the amount by which the fair market value of one Common Share on the date of exercise exceeds the grant price of the SAR, as determined by the Committee. The Committee may also grant a “limited SAR,” which is the right to receive the amount by which the fair market value of one Common Share, as determined by reference to the “change in control price,” exceeds the grant price. The “change in control price” is generally an amount in cash equal to the highest price of a Common Share during the 60-day period preceding a change in control, or if higher, the fair market value of the consideration paid for a Common Share in the transaction triggering the change in control.

The Committee determines the time or times at which and the circumstances under which a SAR may be exercised, including the achievement of performance goals or future service requirements. A SAR may have a term of up to ten years. The Committee will also determine the methods of exercise and settlement of the SAR, the methods by or forms in which any Common Shares will be delivered or deemed delivered in settlement of the SAR, whether the SAR will be in combination with any other award, and any other terms or conditions of the SAR. Limited SARS may be exercised only in connection with a change in control or other event specified by the Committee.

Restricted Stock.    Restricted stock awards are Common Shares that are subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee imposes. The Committee will also determine, either at the time of grant or later, the circumstances, including the achievement of performance goals or future service requirements, under which these restrictions will lapse. In general, during the restricted period:

•	the director may not sell, transfer, pledge or otherwise encumber the restricted Common Shares; and

•	if the director’s service on the Board terminates, the restricted Common Shares will be forfeited.

However, the Committee may waive forfeiture conditions or other restrictions on restricted Common Shares in the event of terminations resulting from specified causes, and may in other cases waive forfeiture.

Except to the extent specified by the terms of the plan or the applicable award agreement, the director will have all of the rights of a shareholder with respect to restricted Common Shares, including the right to vote the shares and the right to receive dividends. However, as a condition to the award of restricted Common Shares, the Committee may require that any cash dividends be automatically reinvested in additional restricted Common Shares or be applied to the purchase of other awards under the plan. Unless the Committee determines otherwise, all Common Shares distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, will be subject to the same restrictions and risk of forfeiture as the Common Shares with respect to which they were distributed.

Deferred Stock.    Awards of deferred stock are rights to receive Common Shares at the end of a specified deferral period, subject to the applicable terms and conditions. The Committee may allow the director to determine the deferral period. Deferred stock awards may also be subject to a risk of forfeiture or other restrictions, and those restrictions may lapse at the expiration of the deferral period or at earlier times, including based on achievement of performance goals or future service, in each case as the Committee determines.

In general, upon termination of service on the Board during the deferral period, or the portion of that period to which forfeiture conditions apply, a director will forfeit all Common Shares that are then subject to deferral, other than a deferral at the director’s election. However, the Committee may waive forfeiture conditions or other restrictions on deferred Common Shares in the event of terminations resulting from specified causes, and may in other cases waive forfeiture.

Except as the Committee otherwise determines at the time of grant, if a dividend is paid on deferred Common Shares, the director will receive either cash or restricted Common Shares equal in value to the dividend, or an equivalent value deferred and reinvested in additional deferred stock awards, other awards or other investment vehicles chosen by the Committee or, at the Committee’s option, by the director.

Other Stock-Based Awards.    The Committee may also grant other awards under the Directors Equity Plan that are denominated or payable in, valued by reference to or otherwise based on Common Shares. Possible awards include convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, Common Share purchase rights, awards with value and payment contingent on Company performance, and awards valued by reference to the book or other value of the Common Shares or the performance of subsidiaries of the Company. The Committee will determine all terms and conditions of these other stock-based awards.

General Award Provisions

In the Committee’s discretion, awards may be granted in addition to, in combination with or in substitution of or exchange for any other award under the Directors Equity Plan or any other plan of the Company or any of its affiliates, or any other right of a director to receive payment from the Company. For example, a director may give up or defer directors’ fees in exchange for awards under the plan. In addition, the Committee may apply the in-the-money or fair value of any surrendered award to reduce the acquisition price of another award, including the exercise price of an option or the grant price of a SAR.

Subject to the terms of the plan and the applicable award agreement, payments in settlement of an award under the Directors Equity Plan may be made in Common Shares, other awards or other property, and may be made in a single payment, installments or on a deferred basis. The Committee may accelerate settlement of any award. Settlement payments may include provisions for the payment or crediting of interest on installments or deferred payments, or the grant or crediting of dividend equivalents or other amounts on installment or deferred payments denominated in Common Shares.

At the direction of the Committee, the Company may postpone the issuance or delivery of Common Shares or payment of other benefits under any plan award to the extent necessary or advisable for compliance with applicable laws and regulations or any other obligation of the Company. However, in the event of a change in control of the Company, the Company may not take any action, or undertake or permit any obligation, that would result in any postponement of or impose any conditions on the issuance or delivery of Common Shares or the payment of benefits under any plan award, to the extent that the postponement of other condition would place a greater burden on a director than existed on the 90th day before the change in control.

In the event of a large, special and non-recurring dividend or other distribution on the Common Shares, or of a recapitalization, reorganization, merger, share exchange or repurchase, liquidation, dissolution or other similar transaction or event that affects the Common Shares, the Committee may determine to make adjustments under the plan. In that case, the Committee may as it deems equitable adjust the number and kind of Common Shares or other capital stock that may be delivered in connection with future awards, the number and kind of Common Shares or other capital stock subject to or deliverable in respect of outstanding awards and the exercise, grant or purchase price relating to any award. The Committee may also make provision for payment of cash or other property to the holder of an outstanding option.

The Committee may also adjust the terms and conditions of awards in recognition of unusual or non-recurring events, including the events described above and acquisitions and dispositions by the Company, or in response to changes in applicable laws, regulations, accounting principles, tax rates or any other circumstances the Committee deems relevant.

Transferability of Awards

A director may transfer awards under the Directors Equity Plan only by will, the laws of descent and distribution or to the director’s beneficiary upon his or her death. In addition, a director may transfer awards during his or her lifetime to the extent expressly permitted in the applicable award agreement.

Amendment and Termination of Plan

The Committee may suspend or terminate the Directors Equity Plan without notice. The Committee may also amend the plan, but may not, without shareholder approval, adopt any amendment that would require approval of our shareholders pursuant to applicable laws or NASDAQ rules. No plan amendment may materially and adversely impair the rights of any director with respect to outstanding awards without the director’s consent.

In general, the Committee may also waive conditions or rights under, or suspend, terminate or amend any award previously granted under the plan, except to the extent that to do so would materially and adversely affect the rights of a director under any award other than one that is subject to performance conditions that permit the Company to terminate or amend the award before those conditions are met.

Despite the Committee’s authority to amend awards as described above, the Committee may not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” without the prior approval of the Company’s shareholders. A repricing is any of the following, or any other action that has the same effect:

•	lowering the exercise price of an option or SAR after it is granted;

•	any other action that is treated as a repricing under generally accepted accounting principles; or

•	canceling an option or SAR when its exercise or grant prices exceeds the fair market value of the Common Shares in exchange for another option or SAR, restricted stock or other equity, except in connection with a merger, acquisition or similar transaction.

Change in Control

In the event of a change in control of the Company, the following rules will apply unless the Committee determines otherwise:

•	If any right with respect to an outstanding award, including the right to exercise or the lapsing of any risk of forfeiture, is subject to future service, the future service requirement will be deemed met in full as of the time of the change in control (except to the extent a director waives application of this rule).

•	If any outstanding award is subject to achievement of performance goals and conditions that have not been met, those performance goals and other conditions may be deemed to be met.

The Committee may also provide for the vesting, settlement or cash out of any outstanding award.

The Directors Equity Plan defines a “change in control” as the occurrence of any of the following events:

•	a majority of the Board ceases to consist of a combination of incumbent directors and directors whose election or nomination was approved by at least two thirds of the incumbent directors then on the Board;

•	any person becomes a beneficial owner of Company securities representing 25% or more of the combined voting power of our outstanding securities then eligible to vote for election of the Board (which we refer to as voting securities), subject to exceptions described in the Directors Equity Plan;

•	the consummation of a merger, consolidation, share exchange or similar business combination that requires the approval of shareholders, subject to exceptions described in the Directors Equity Plan; or

•	action by the Company upon a plan of complete liquidation or dissolution, or to sell all or substantially all of the Company’s assets, in either case with the approval of shareholders.

Certain Federal Income Tax Consequences

Certain tax consequences under current federal law of options awarded under the Directors Equity Plan are summarized in the following discussion. This discussion deals with the general tax principles applicable to these options and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

For federal income tax purposes, a director receiving options granted under the Directors Equity Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of the options, the director will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Shares at the date of exercise. The director’s basis for the stock for purposes of determining his or her gain or loss on a subsequent disposition of the Common Shares generally will be their fair market value on the date of exercise.

The Board unanimously recommends a vote for approval of the 2004 Directors Equity Plan.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Composition

The Board of Directors maintains an Audit Committee comprised of three directors. The Board of Directors and the Audit Committee believe that all members of the Audit Committee are “independent directors” within the meaning of applicable NASDAQ and SEC rules, as well as the rules recently passed by NASDAQ that take effect for the Company as of the Annual Meeting.

The Audit Committee has sole responsibility for the selection of the Company’s independent auditors. Its other material functions are outlined in a written charter adopted by the Board, which was amended in February 2004 and is Appendix B to this proxy statement.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements and for expressing an opinion on the conformity of those audited financial statements to accounting principles generally accepted in the United States. Our responsibility is to monitor and review these processes.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche, LLP, the Company’s independent auditors, the audited financial statements as of and for the year ended December 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. The Audit Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Robert J. Clanin, Chairman

Daniel P. Casey

Ralph M. Holt, Jr.

Audit Committee Pre-Approval Policy

As mandated by SEC regulations, the Audit Committee has a pre-approval policy that outlines procedures intended to ensure that all audit and permitted non-audit services provided to the Company by its independent auditors are approved either directly by the Audit Committee in advance or pursuant to the detailed procedures reflected in the pre-approval policy. The policy provides that any proposed services will be classified into one of four possible service categories that the Audit Committee generally believes is either required, or permissible, for the independent auditors to perform, and then submitted to the Audit Committee for pre-approval, along with specific information regarding the proposed services and fees. The four general service categories are as follows: audit services, audit-related services, tax services, and other services for which use of the independent auditors would provide a synergistic benefit to the Company or from which the Company would benefit by virtue of the independent auditors’ unique or superior qualifications. In addition, pursuant to the policy, the Audit Committee annually pre-approves the provision of certain specified audit, audit-related and tax services, subject to specified quarterly budget restrictions that can be exceeded only if an additional approval is obtained from either the Audit Committee Chairman or the Committee as a whole.

Audit Fees

Deloitte & Touche, LLP billed us the following amounts in aggregate fees for fiscal year 2003 and 2002 audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2003 — $727,970	2002 — $994,168

Audit-Related Fees

Deloitte & Touche billed us the following amounts in aggregate fees for fiscal years 2003 and 2002 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of our financial statements:

2003 — $125,406	2002 — $156,349

In 2003, these fees were billed for assurance services related to the role and functioning of technology systems in our internal controls and research regarding the accounting treatment of PARS awarded under our 2003 Long-Term Equity Incentive Plan. In 2002, the fees were for employee benefit plan audit services, audit work in connection with business acquisitions and sales and review of subsidiary accounting procedures.

Tax Fees

For 2003 and 2002, Deloitte & Touche billed us the following amounts in aggregate fees for tax compliance, tax advice and tax planning services:

2003 — $347,056	2002 — $33,817

All Other Fees

Aggregate fees billed for all other audit-related services rendered by Deloitte & Touche for fiscal years 2003 and 2002 were:

2003 — $7,908	2002 — none

The services provided under this category related to a review of subsidiary accounting procedures.

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Information Regarding Change in Independent Auditors

On April 2, 2002, the Board of Directors, upon the recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors and engaged Deloitte & Touche to serve as the Company’s independent auditors as of and for the year ended December 31, 2002.

Neither Andersen’s reports on the Company’s consolidated financial statements as of and for the year ended 2001 nor Deloitte & Touche’s reports as of and for the years ended December 31, 2002 and 2001 contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, there were no disagreements with Andersen as applicable, on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2001 and 2000 and any interim period prior to the engagement of Deloitte & Touche, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Selection of Independent Public Accountants

The Audit Committee has selected Deloitte & Touche as independent auditors to examine the books of the Company and its subsidiaries for the current year and to report on the consolidated statement of financial position and related statement of operations of the Company and its subsidiaries. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal to ratify the selection of independent auditors requires the affirmative vote of a majority of the Common Shares voted on the proposal. Should the shareholders vote negatively, the Audit Committee will consider a change in auditors for the next year.

The Board unanimously recommends a vote for ratification of the selection of Deloitte & Touche as independent auditors to audit the books of the Company and its subsidiaries for the current year.

PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to present proposals at next year’s annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on December 8, 2004 in order to be considered for inclusion in the Company’s proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Shares, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, the Company’s bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director will be considered at an annual meeting or any other meeting at which an election is to be held if the shareholder delivers to the Secretary of the Company, not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held, a notice setting forth the information specified in Section 3 of Article III of the Company’s bylaws. Other shareholder proposals will be considered at an annual meeting if the shareholder delivers to the Secretary of the Company at its principal executive office, no less than 60 nor more than 90 days prior to the meeting, a written notice setting forth the information specified in Section 15 of Article III of the Company’s bylaws. Notwithstanding the limitations described in the preceding sentence, in the event the Company’s annual meeting is held on a date other than the second Wednesday in May, and public disclosure of the date of the annual meeting is made less than 70 days prior to the meeting date, a shareholder’s notice of proposed business will be considered timely if received by the Company no later than the tenth day following the date of public disclosure of the meeting date. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary at 3100 Joe Jerkins Boulevard, Austell, Georgia 30106.

OTHER MATTERS

The Board is not aware of any other matters that may be presented for action at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted by the persons named in the form in accordance with their best judgment.

You are cordially invited to attend this year’s meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy appointment form, which will, of course, be returned to you at the meeting if you are present and so request.

James E. Rogers

Chairman of the Board

Thomas V. Brown

President and Chief Executive Officer

APPENDIX A

CARAUSTAR INDUSTRIES, INC.

2004 DIRECTORS EQUITY PLAN

1.    Purpose.    The purpose of this 2004 Directors Equity Plan (the “Plan”) is to assist Caraustar Industries Inc., a North Carolina corporation (the “Company”), in attracting, motivating and retaining outside directors who provide services to the Company and to promote the creation of long-term value for shareholders by closely aligning the interests of Directors with those of shareholders. The Plan authorizes stock-based grants to outside directors to encourage their maximum efforts in the creation of shareholder value.

2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to the terms defined in Section 1:

(a) “Award” means any award of an Option, SAR, Restricted Stock, Deferred Stock, Stock granted in lieu of another award, Dividend Equivalent, Other Stock Based Award, or Performance Award together with any other right or interest granted to a Director under the Plan.

(b) “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Director in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Director’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Director’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Company’s Board of Directors.

(d) “Change in Control” have the meanings as defined in Section 8.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means a committee consisting of two or more Directors designated by the Board to administer the Plan; provided, however, that Directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. Initially, the Committee shall be the Compensation and Employee Benefits Committee of the Board. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member.

(g) “Deferred Stock” means a conditional right, granted to a Director under Section 6(e) hereof, to receive Stock at the end of a specified period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(h) “Director” means each non-employee director of the Company who is eligible to receive an Award, and each such person who has received an Award for so long as he or she has rights with respect to such Award.

(i) “Dividend Equivalent” means a conditional right, granted to a Director under Section 6(e) in conjunction with a grant of Deferred Stock, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Deferred Stock.

(j) “Effective Date” means the date of approval of the Plan by the Company’s shareholders (expected May 19, 2004).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(l) “Fair Market Value” means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of an Option or a share of Stock as of a certain date shall be the closing price of the Stock on the next preceding date on which a sale occurred as reported for transactions in the market on which the Stock is then listed or admitted to trading.

(m) “Option” means a conditional right, granted to a Director under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods. Options under the Plan are non-qualified stock options and not incentive stock options meeting the requirements of Section 422 of the Code.

(n) “Other Stock-Based Awards” means Awards granted to a Director under Section 6(f) hereof. Other Stock-Based Awards may be denominated as “phantom units,” “performance units,” or other appellations.

(o) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3).

(p) “Restricted Stock” means Stock granted to a Director under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(q) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Directors, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(r) “Stock” means the Company’s Common Stock, $0.10 par value, and such other securities as may be substituted for Stock pursuant to Section 9(c) hereof.

(s) “Stock Appreciation Right” or “SAR” means a conditional right granted to a Director under Section 6(c) hereof.

3.    Administration.

(a)    Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to grant Awards to Directors, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Director) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board may perform any function of the Committee under the Plan for any purpose, including for the purpose of ensuring that transactions under the Plan by Directors who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action or determination of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Directors, Beneficiaries, transferees under Section 9(b) hereof, or other persons claiming rights from or through a Director, and shareholders.

(b)    Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action relating to an Award granted or to be granted to a Director may be taken either by a subcommittee consisting solely of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c)    Delegation.    The Committee may delegate to officers or employees of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such administrative functions as the Committee may determine, subject to applicable limitations under the North Carolina Business Corporation Act. The Committee may appoint agents to assist it in administering the Plan.

(d)    Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Available Under the Plan.

(a)    Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 9(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 125,000. Of these shares, 50,000 may be delivered in connection with “full-value Awards” meaning Awards other than Options, SARs, or Awards for which the Director pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company. If full-value Awards in excess of the number specified in the previous sentence are granted and shares delivered in settlement thereof, the aggregate number of shares reserved in the first sentence of this Section 4(a) shall be reduced by two shares for each share so delivered. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 9(c). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares.

(b)    Share Counting Rules.    To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Director of the full number of shares to which the Award related or with the Director not permitted to retain those shares free of restrictions under the Plan, the undelivered shares or delivered-but-later-forfeited shares will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Director and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. The Committee may also adopt other counting procedures to ensure appropriate counting and avoid double counting (as, for example, in the case of combination or substitute Awards). Because shares will count against the number reserved in Section 4(a) upon delivery subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as the Committee determines that the Awards will not result in delivery and vesting of shares in excess of the number then remaining available under the Plan. The foregoing notwithstanding, the number of shares that may become recaptured by operation of this Section 4(b) shall be limited if and to the extent (including after any applicable cutoff date) such limitations are necessary so that the recapture of shares will not be deemed a material revision or amendment of the Plan requiring shareholder approval under any applicable rule of a stock exchange or automated quotation system on which the Stock may then be listed or designated for trading.

5.    Eligibility.    Awards may be granted under the Plan only to persons who, at the time of grant, are non-employee directors of the Company.

6.    Specific Terms of Awards.

(a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d) and 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Board membership by the Director and terms permitting a Director to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the North Carolina Business Corporation Act, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)    Options.    The Committee is authorized to grant Options to Directors on the following terms and conditions:

(i) Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii) Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law, and through withholding of Stock otherwise issuable upon exercise), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Directors (including deferred delivery of shares representing the Option “profit,” at the election of the Director or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Directors on the following terms and conditions:

(i) Right to Payment.    A SAR shall confer on the Director to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “limited SAR,” the Fair Market Value determined by reference to the Change in Control Price) over (B) the grant price of the SAR as determined by the Committee. The “Change in Control Price” is an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share of Stock paid (including extraordinary dividends) in any transaction triggering a Change in Control, or (ii) the highest Fair Market Value per share of Stock at any time during the 60-day period preceding that Change in Control.

(ii) Other Terms.    The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, whether cash, Stock, or other Awards or other property that will be payable to the Director upon exercise of the SAR, the methods by or forms in which Stock will be delivered or deemed to be delivered to Directors, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs, which may only be exercised in connection with a Change in Control or other event as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and limited SARs may be either freestanding or in combination with other Awards.

(d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Directors on the following terms and conditions:

(i) Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Director granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 9(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Director.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Director’s service on the Board during the applicable restricted period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Director, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Director deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Deferred Stock.    The Committee is authorized to grant to Directors Deferred Stock, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions.    Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Director). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of service on the Board by a Director during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Director) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Director to elect.

(f)    Other Stock Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards, including whether cash, Stock, other Awards or other property will be payable in settlement of the Award. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

7.    Certain Provisions Applicable to Awards.

(a)    Stand Alone, Additional, Combination, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in combination with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any other right of a Director to receive payment from the Company or any subsidiary or affiliate (i.e., Directors may be permitted to give up or defer fees in exchange for Awards). Awards granted in addition to or in combination with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards. The Committee may determine that, in granting a new Award, the in the money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or acquisition price of any other Award. The Committee may authorize the Company to cash out or repurchase any Award. The foregoing notwithstanding, the transactions authorized under this Section 7(a) are subject to Section 9(d) and 9(e).

(b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years.

(c)    Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 9(d) of the Plan) or permitted at the election of the Director on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)    Exemptions from Section 16(b) Liability.    With respect to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to a Director is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by a Director, and a Director may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Director who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Director or the Committee, equity securities or derivative securities acquired under the Plan which are disposed of by a Director shall be deemed to be disposed of in the order acquired by the Director.

8.    Change in Control.

(a)    Effect of Change in Control.    In the event of a Change in Control, the following provisions shall apply unless otherwise provided by the Committee in the Director’s Award agreement or other agreement or policy applicable to the Director:

(i) In the case of any Award as to which the right to exercise or other rights, including the lapsing of any risk of forfeiture of Restricted Stock, Deferred Stock, or other Award, is subject to a service-based vesting requirement, such service requirement shall be deemed met in full as of the time of the Change in Control, except to the extent of any waiver by the Director; and

(ii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions may be deemed to be met, and in any other respect the Committee may provide for the vesting and/or settlement or cash out of outstanding Awards.

(b)    Definition of “Change in Control.”    A “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(i) Individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least two thirds ( 2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that such event shall not be deemed to be a Change in Control by virtue of any acquisition of Company Voting Securities (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to any Business Combination (as defined below) that satisfies each of clauses (A), (B) and (C) of Section 8(b)(iii), or (E) pursuant to or in connection with a transaction (other than a Business Combination) in which Company Voting

Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that such transaction does not constitute a Change in Control under this Section 8(b)(ii);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or for an issuance of securities in or in connection with the transaction (a “Business Combination”), unless immediately following such Business Combination (A) more than 50% of the total voting power of the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect Directors of the Surviving Corporation (the “Parent Corporation”) or, if there is no Parent Corporation, the corporation resulting from such Business Combination (the “Surviving Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan or related trust sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv) the Company acts upon a plan of complete liquidation or dissolution of the Company approved by the shareholders of the Company or effects a sale of all or substantially all of the Company’s assets approved by the shareholders of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of an acquisition or a series of acquisitions of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; however, if such person thereafter becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then be deemed to occur.

9.    General Provisions.

(a)    Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Director to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Director than existed on the 90th day preceding the Change in Control.

(b)    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Director under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Director to any party, or assigned or transferred by such Director otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Director, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Director only by the Director or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Director, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Director shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Director, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or other property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

(d)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Director, no such Board action may materially and adversely affect the rights of such Director under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, whether or not the Director would then be eligible for a new Award under Section 6; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Director, no such Committee action may materially and adversely affect the rights of such Director under any Award other than an Award that both remains subject to performance conditions and as to which the Company reserved its right to cancel or alter the Award at times before the performance conditions have been met.

(e)    Option Repricing.    Without the prior approval of shareholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means any of the following or any other action that has the same effect:

(i) Lowering the exercise price of an Option or SAR after it is granted.

(ii) Any other action that is treated as a repricing under generally accepted accounting principles.

(iii) Canceling an Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(f)    Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Director the right to continue as a Director in the service of the Company or a subsidiary or affiliate, (ii) giving a Director any claim to be granted any Award under the Plan or to be treated uniformly with other Directors, or (iii) conferring on a Director any of the rights of a shareholder of the Company unless and until the Director is duly issued or transferred shares of Stock or has duly exercised an Option or SAR in accordance with the terms of the Plan.

(g)    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Director or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any Director any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Director. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation arrangements as it may deem desirable.

(i)    Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Director paid cash or other consideration, the Director shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Awards to Directors Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Director who is then resident outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Director is then resident or primarily employed, or so that the value and other benefits of the Award to the Director, as affected by foreign tax laws and other restrictions applicable as a result of the Director’s residence or employment abroad, shall be comparable to the value of such an Award to a Director who is resident or primarily employed in the United States. An Award may be modified under this Section 9(j) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Director whose Award is modified.

(k)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the North Carolina

Business Corporation Act and other laws of the State of North Carolina without giving effect to principles of conflicts of laws, and applicable federal law.

(l)    Plan Effective Date and Termination.    The Plan shall become effective upon the Effective Date. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan and provided that no new Awards may be granted under the Plan more than ten years after the Effective Date.

APPENDIX B

CARAUSTAR INDUSTRIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Caraustar Industries, Inc., (the “Corporation”) in overseeing (a) the Corporation’s accounting and financial reporting processes generally, (b) the audits of the Corporation’s financial statements, (c) the Corporation’s systems of internal controls regarding finance and accounting, (d) the Corporation’s compliance with legal and regulatory requirements, (e) the independent auditor’s qualifications and independence and (f) the performance of the Corporation’s internal audit function and independent auditors.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants.

The independent accountants are ultimately accountable to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement). The Committee has direct responsibility for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for all audit and other services approved by the Committee or pursuant to its policies and to discharge any of the Committee’s powers or responsibilities.

II.    COMPOSITION

The Committee shall be comprised of three or more directors as appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, each of whom will meet the independence and expertise requirements established by applicable regulations and NASDAQ rules, as determined by the Board.

Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.

IV.    ACTIVITIES

To fulfill its responsibilities and duties the Committee shall:

Review of Documents and Reports; Audit Committee Report

1.    Review this Charter at least annually and recommend its revision by the Board, as conditions require.

2.    Review the Corporation’s annual financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K, and any accompanying certification, report, opinion, or review by the independent accountants.

3.    Review with management and the independent accountants prior to the release of earnings the Corporation’s quarterly financial statements and, prior to the filing of the Form 10-Q, review Management’s Discussion and Analysis of Financial Condition and Results of Operations.

4.    Review and discuss with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

5.    Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

6.    Inquire of management, the internal auditors and the independent accountants about policies with respect to risk assessment and management, significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

7.    Provide a report or any other disclosures required of the Committee to be included in each proxy statement of the Company. Such report shall include the name of each Committee member and shall:

a.    State whether the Committee has reviewed and discussed the audited financial statements with management;

b.    Represent that the Committee has discussed the conduct of the audit with the independent auditors;

c.    Represent that the Committee has received the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board;

d.    State whether, based on a review of the audited financial statements and discussions with the independent accountants, the Committee recommended that the financial statements be included in the annual report for filing with the Securities and Exchange Commission; and

e.    Include any other disclosures deemed necessary or advisable by the Committee.

Internal Auditors

8.    Consider, in connection with the independent accountants and the internal auditors the audit scope and plan of the internal auditors.

9.    Consider and review with management and the internal auditors:

a.    Significant findings during the year and management’s responses thereto.

b.    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c.    Any changes required in the planned scope of their audit plan.

d.    The internal audit department budget and staffing.

Independent Accountants

10.    Select the independent accountants, considering independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefor.

11.    Review and periodically discuss with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants’ independence.

12.    Review the performance of the independent accountants, and make a change with respect to the independent accountants if and when circumstances warrant.

13.    Periodically consult with the independent accountants out of the presence of management about internal controls and the Corporation’s financial statements.

14.    Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to full Committee as its next scheduled meeting.

15.    Obtain and review a report from the independent auditors at least annually describing (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Corporation.

16.    Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence, and taking into account the opinions of management and internal auditors.

17.    Consider and set policies for the hiring of employees or former employees of the independent auditors.

Financial Reporting Processes

18.    In consultation the independent accountants, review the integrity and adequacy of the Corporation’s financial reporting processes, both internal and external.

19.    Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

20.    Review and discuss quarterly reports from the independent accountants on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

21.    Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management’s responses thereto.

22.    Consider, and approve if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement

23.    Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management’s preparation of the financial statements and the view of both management and the accountants as to appropriateness of such judgments.

24.    After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

25.    Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

26.    Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Miscellaneous

27.    Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

28.    Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

29.    Receive reports regarding, and review, any “related party transactions,” as defined by applicable NASDAQ rules and determine whether to ratify or approve such transactions.

30.    Approve any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

31.    Conduct and present to the Board an annual evaluation of the Committee’s performance.

32.    Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law that the Committee or the Board may deem necessary or appropriate.

DETACH PROXY CARD HERE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. ELECTION OF THREE CLASS III DIRECTORS AND ONE CLASS I DIRECTOR

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

Nominees: Daniel P. Casey, Robert J. Clanin and James E. Rogers (Class III); L. Celeste Bottorff (Class I)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions

FOR AGAINST ABSTAIN

2. PROPOSAL TO APPROVE THE COMPANY’S 2004 DIRECTORS EQUITY PLAN

3. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as the Company’s independent public accountants

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

To change your address, please mark this box.

To include any comments, please mark this box.

S C A N L I N E

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all Appointments of Proxy heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here

Co-Owner sign here

REVOCABLE APPOINTMENT OF PROXY

CARAUSTAR INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2004

THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints James E. Rogers and Thomas V. Brown as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the shares of common stock of Caraustar Industries, Inc. (the “Company”) held of record by the undersigned on March 12, 2004, at the annual meeting of shareholders to be held at the Marietta Conference Center and Resort, 500 Powder Springs St., Marietta, Georgia on May 19, 2004 or any adjournment thereof.

THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR PROPOSALS 2 AND 3 UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

(Continued and to be dated and signed on the reverse side.)

CARAUSTAR INDUSTRIES, INC.

P.O. BOX 11126

NEW YORK, N.Y. 10203-0126